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                                                                    EXHIBIT 24-3

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being all of the members of the Committee appointed pursuant to Section 9.1 of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees and Tax Deferred Savings Plan for Salaried Employees ("Plans"), hereby constitutes and appoints W.W. von Schack, S.J. Rafferty, D.W. Farley and T.G. Borkowsky, Esquire and each of them (with full power to act without the others or any of them) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, on behalf of the Plans, any and all post-effective amendments to Registration Statement No. 333-16201 of New York State Electric & Gas Corporation, and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as he might or could do.

    IN WITNESS WHEREOF, the undersigned have set their hands this 29th day of April, 1998.

                                                   /s/ GERALD E. PUTMAN
                                          --------------------------------------

                                                     Gerald E. Putman

                                                  /s/ RICHARD R. BENSON
                                          --------------------------------------

                                                    Richard R. Benson

                                                 /s/ SHERWOOD J. RAFFERTY
                                          --------------------------------------

                                                   Sherwood J. Rafferty